Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ambipar Emergency Response
The Cayman Islands
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 10, 2024, relating to the consolidated financial statements of Ambipar Emergency Response, which appears in the Ambipar Emergency Response’s Annual Report on Form 20-F (No. 001-41638), which is incorporated by reference in this Registration Statement.
/s/ BDO RCS Auditores Independentes SS Ltda.
BDO RCS Auditores Independentes SS Ltda.
Campinas, Brazil
July 30, 2024
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